Exhibit 99.4

Form of Notice of Withdrawal

KEYCORP

OFFER TO EXCHANGE

Up to 158,523,108 Common Shares of KeyCorp

for any and all

5.875% Trust Preferred Securities (CUSIP No. 49327J200) of KeyCorp Capital V,

6.125% Trust Preferred Securities (CUSIP No. 49327K207) of KeyCorp Capital VI,

7.000% Enhanced Trust Preferred Securities (CUSIP No. 49327C205) of KeyCorp Capital VIII,

6.750% Enhanced Trust Preferred Securities (CUSIP No. 49327Q204) of KeyCorp Capital IX and

8.000% Enhanced Trust Preferred Securities (CUSIP No. 49327R103) of KeyCorp Capital X

(collectively, the “Trust Preferred Securities”)

Dated             , 2009

The Exchange Offer will expire at 11:59 p.m., New York City time, on     ,         , 2009 (unless we extend it or terminate it early). The Exchange Offer will have two parts, the “Early Tender Period” and the “Final Tender Period”. The Early Tender Period will begin on the date the Exchange Offer commences and will expire at 5:00 p.m., New York City time, on             , 2009, which is the      business day following the commencement of the Exchange Offer.

The undersigned acknowledges receipt of the prospectus dated             , 2009 (the “Prospectus”) of KeyCorp (the “Company”), an Ohio corporation, for the offer to exchange up to 158,523,108 common shares of the Company, par value $1.00 per share (the “Common Shares”), for any and all of the $1,740,000,000 in aggregate liquidation preference of the outstanding Trust Preferred Securities that are validly tendered and not properly withdrawn, on the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. All withdrawals of Trust Preferred Securities previously tendered in the Exchange Offer (as defined in the Prospectus) must comply with the procedures described in the Prospectus under “The Exchange Offer—Withdrawal of Tenders.”

The undersigned has identified in the table below the Trust Preferred Securities that are being withdrawn from the Exchange Offer:

Description of Trust Preferred Securities Withdrawn

Series	Number of Trust Preferred Securities to be Withdrawn	Date(s) such Trust Preferred Securities Were Tendered
5.875% Trust Preferred Securities of KeyCorp Capital V
6.125% Trust Preferred Securities of KeyCorp Capital VI
7.000% Enhanced Trust Preferred Securities of KeyCorp Capital VIII
6.750% Enhanced Trust Preferred Securities of KeyCorp Capital IX
8.000% Enhanced Trust Preferred Securities of KeyCorp Capital X

TOTAL LIQUIDATION PREFERENCE OF TRUST PREFERRED SECURITIES WITHDRAWN:

*If any Trust Preferred Securities were tendered through The Depository Trust Company (DTC), please provide the DTC Participant Number. This form should only be used for withdrawals of Trust Preferred Securities delivered through DTC if the undersigned needs to withdraw Trust Preferred Securities on the final day of the exchange offer and withdrawal through DTC is no longer available. Otherwise, the DTC form of withdrawal should be used for such Trust Preferred Securities.

You may transmit this Notice of Withdrawal to the Exchange Agent, Computershare Trust Company, N.A., at the address listed on the back of the Prospectus.

This notice of withdrawal must be signed below by the registered holder(s) of the Trust Preferred Securities tendered as its or their names appear on the certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the letter of transmittal used to tender such Securities. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name(s):

Account Number(s):

Signature(s):

Capacity (full title):

Address (including Zip Code):

Area Code and Telephone Number:

Tax Identification or Social Security No.:

Dated:                                              , 2009

DTC Participant Number (applicable for Trust Preferred Securities tendered through DTC only)

The Company will determine all questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal in its sole discretion, and its determination shall be final and binding. None of the Company, the Dealer Managers, the Exchange Agent, the Information Agent (each as defined in the Prospectus) or any other person is under any duty to give notice of any defects or irregularities in any notice of withdrawal and none of them will incur any liability for failure to give any such notice.

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